UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

ATOSSA GENETICS INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-35610 (Commission file number)	26-4753208 (IRS Employer Identification No.)

1616 Eastlake Ave. East, Suite 510, Seattle, Washington 98102
(Address of principal executive offices and zip code)

(800) 351-3902
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 23, 2014, Atossa Genetics Inc. (“Atossa”) issued a press release announcing a regulatory and commercial update on its ForeCYTE Breast Aspirator and its FullCYTE Breast Aspirator. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements in this report are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with actions by the FDA, including the outcome of the FDA re-inspection completed on March 14, 2014, the outcome or timing of regulatory clearances, Atossa's ability to continue to manufacture and sell its products in a timely fashion, recalls of products, the efficacy of Atossa's products and services, performance of distributors, whether Atossa can launch in the United States and foreign markets the additional tests, devices and therapeutics in its pipeline in a timely and cost effective manner, and other risks detailed from time to time in Atossa's filings with the Securities and Exchange Commission, including without limitation its periodic reports on Form 10-K and 10-Q, each as amended and supplemented from time to time.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1 Atossa Genetics Inc. Press Release issued September 23, 2014.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATOSSA GENETICS INC.

Date: September 23, 2014	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary